AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            COMFORT SYSTEMS USA, INC.

        The undersigned, Fred M. Ferreira, President, and Reagan Busbee, Assistant Secretary of Comfort Systems USA, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

        FIRST: The name of the Corporation is

                            Comfort Systems USA, Inc.

        SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on December 12, 1996.

        THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the General Corporation Law of the state of Delaware.

        FOURTH: This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to restate the Certificate of Incorporation of the Corporation as amended to date, and also to amend further the Certificate of Incorporation to
(i) increase the authorized capital stock of the Corporation, (ii) authorize the issuance of preferred stock and restricted voting common stock and (iii) to provide for the classification of the Board of Directors of the Corporation.

        FIFTH: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE ONE

        The name of the corporation is:

                            Comfort Systems USA, Inc.

                                   ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Seven Million, Nine Hundred Sixty Nine Thousand, Nine Hundred Twelve (57,969,912) shares, of which Five Million (5,000,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), Fifty Million (50,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock"), and Two Million, Nine Hundred Sixty Nine Thousand, Nine Hundred Twelve (2,969,912) shares, designated as Restricted Voting Common Stock, shall have a par value of One Cent ($.01) per share (the "Restricted Voting Common Stock").

        A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                 PREFERRED STOCK

        The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                                  COMMON STOCK

        1.     DIVIDENDS.

        Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Common Stock shall be paid PARI PASSU with dividends on Restricted Voting Common Stock.

        2.     LIQUIDATION.

        In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Voting Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively.

        3.     VOTING RIGHTS.

        Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name of the books of the Corporation.

                         RESTRICTED VOTING COMMON STOCK

        1.     DIVIDENDS.

        Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Restricted Voting Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Restricted Voting Common Stock shall be paid PARI PASSU with dividends on Common Stock.

        2.     LIQUIDATION.

        In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Restricted Voting Common Stock and Common Stock ratably in proportion to the number of shares of Restricted Voting Common Stock and Common Stock held by them respectively.

        3.     VOTING RIGHTS.

        Except as otherwise required by law, each holder of shares of Restricted Voting Common Stock shall be entitled to one-half vote for each share of Restricted Voting Common Stock standing in such holder's name of the books of the Corporation.

        4.     CONVERSION OF THE RESTRICTED VOTING COMMON STOCK.

        Each share of Restricted Voting Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of a disposition of such share of Restricted Voting Common Stock by the holder thereof, (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation, (c) in the event any person offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation, (d) in the event the holder of Restricted Voting Common Stock elects to convert it into Common Stock at any time after the second anniversary of the consummation of the Corporation's initial public offering of its Common Stock (the "Public Offering"), (e) on the fifth anniversary of the date of the consummation of the Corporation's Public Offering, or (f) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Voting Common Stock entitled to vote approve such conversion. In addition, at such time as the over-allotment option granted in favor of the Underwriters of the Corporation's Public Offering has been exercised in full or expires, a number of shares of Restricted Voting Common Stock determined in accordance with the following sentence will automatically convert into Common Stock. The number of shares of Restricted Voting Common Stock to be converted automatically following the exercise in full or expiration of such Underwriters' over-allotment option will be equal to that number of shares of Restricted Voting Common Stock so that the aggregate number of votes attributable to (i) the shares of Common Stock issued and outstanding prior to the Public Offering (excluding for purposes of the preceding clause any shares of Common Stock issued contemporaneously with the consummation of the Public Offering in connection with mergers with or acquisitions of corporations), (ii) shares of Common Stock issued on conversion of shares of Restricted Voting Common Stock, and (iii) unconverted shares of Restricted Voting Common Stock, equals 19.9 percent of the aggregate number of votes attributable to all shares of Common Stock and Restricted Voting Common Stock issued and outstanding immediately following the exercise in full or expiration of the Underwriters' over-allotment option.

        After July 1, 1998, the Corporation may elect to convert any outstanding shares of Restricted Voting Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Voting Common Stock have been converted into shares of Common Stock.

                                  ARTICLE FIVE

        1.     BOARD OF DIRECTORS.

        The Directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

        Notwithstanding the foregoing, the holders of Restricted Voting Common Stock shall be entitled to elect one member of the Board of Directors, and only the holders of the Restricted Voting Common Stock shall be entitled to remove such member from the Board of Directors.

        2.     VACANCIES.

        Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the vacancy on the Board of Directors results from the death, retirement, resignation, disqualification or removal from office of the director elected by the holders of the Restricted Voting Common Stock, only the holders of the Restricted Voting Common Stock shall be entitled to fill such vacancy.

        Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

        3.     POWER TO MAKE, ALTER AND REPEAL BYLAWS.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

        4.     AMENDMENT AND REPEAL OF ARTICLE FIVE.

        Notwithstanding any provision of this Certificate of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the votes which all stockholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal any provisions of this ARTICLE FIVE or to adopt any provision inconsistent with this ARTICLE FIVE. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE FIVE or adopt any provision inconsistent with this ARTICLE FIVE.

                                   ARTICLE SIX

        The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE SEVEN

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE EIGHT

        The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by
Section 145 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this _____ day of March, 1997.

                                            COMFORT SYSTEMS USA, INC.

                                            By:_________________________________
                                                   Fred M. Ferreira
                                                   President

Attest:

--------------------------
Reagan Busbee
Assistant Secretary